EXHIBIT 21
Subsidiaries of the Registrant
As of February 27, 2018, the following is a list of the parent (Registrant) and its active subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof. The subsidiaries are arranged alphabetically by state and then country of incorporation or organization.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
1.	PerkinElmer, Inc.	Massachusetts	N/A
2.	Caliper Life Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
3.	Cambridge Research & Instrumentation, Inc.	Delaware	Caliper Life Sciences, Inc.
4.	PerkinElmer CV Holdings, LLC	Delaware	PerkinElmer Global Holdings S.à r.l.
5.	PerkinElmer Diagnostics Holdings, Inc.	Delaware	PerkinElmer Holdings, Inc.
6.	PerkinElmer Health Sciences, Inc.	Delaware	PerkinElmer Holdings, Inc.
7.	PerkinElmer Informatics, Inc.	Delaware	PerkinElmer Holdings, Inc.
8	ViaCord, LLC	Delaware	PerkinElmer Diagnostics Holdings, Inc.
9.	VisEn Medical Inc.	Delaware	PerkinElmer Health Sciences, Inc.
10.	Xenogen Corporation	Delaware	Caliper Life Sciences, Inc.
11.	Control Development Inc.	Indiana	PerkinElmer Health Sciences, Inc.
12.	NovaScreen Biosciences Corporation	Maryland	Caliper Life Sciences, Inc.
13.	PerkinElmer Holdings, Inc.	Massachusetts	PerkinElmer, Inc.
14.	EUROIMMUN US Inc.	New Jersey	EUROIMMUN Medizinische Labordiagnostika AG
15.	EUROIMMUN US Real Estate LLC	New Jersey	EUROIMMUN US Inc.
16.	Perten Instruments, Inc.	Nevada	PerkinElmer Health Sciences, Inc.
17.	PerkinElmer Genetics, Inc.	Pennsylvania	PerkinElmer Diagnostics Holdings, Inc.
18.	Bioo Scientific Corporation	Texas	PerkinElmer Holdings, Inc.
19.	PerkinElmer Automotive Research, Inc.	Texas	PerkinElmer Holdings, Inc.
20.	Geospiza, Inc.	Washington	PerkinElmer Holdings, Inc.
21.	Perkin-Elmer Argentina S.R.L.	Argentina	PerkinElmer Holdings, Inc. (98%)[1]
22.	PerkinElmer Pty. Ltd.	Australia	PerkinElmer Holdings, Inc.
23.	Perten Instruments of Australia Pty Ltd.	Australia	Perten Instruments AB
24.	PerkinElmer Vertriebs GmbH	Austria	Wellesley B.V.
25.	PerkinElmer BVBA	Belgium	PerkinElmer Life Sciences International Holdings[2]
26.	EUROIMMUN Brasil Importação e Distribuição Ltda	Brazil	EUROIMMUN Medizinische Labordiagnostika AG
27.	PerkinElmer do Brasil Ltda.	Brazil	PerkinElmer International C.V. (99%)[3]
28.	EUROIMMUN Medical Diagnostics Canada Inc.	Canada	EUROIMMUN Medizinische Labordiagnostika AG
29.	PerkinElmer Health Sciences Canada, Inc.	Canada	PerkinElmer Life Sciences International Holdings
30.	Perten Instruments Inc.	Canada	Perten Instruments AB
31.	Perkin Elmer Chile Ltda.	Chile	PerkinElmer Health Sciences, Inc. (68%)[4]
32.	Beijing OUMENG Biotechnology Co. Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
33.	EUROIMMUN (Hangzhou) Medical Laboratory Diagnostics Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
34.	EUROIMMUN Medical Diagnostics (China) Co., Ltd.	China	EUROIMMUN Medizinische Labordiagnostika AG
35.	EUROIMMUN (Tianjin) Medical Diagnostic Technology Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
36.	Guangzhou EUROIMMUN Medical Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
37.	Hangzhou EUROIMMUN Medical Laboratory Diagnostic Products Co., Ltd.	China	EUROIMMUN Medical Diagnostics (China) Co., Ltd.
38.	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.	China	PerkinElmer IVD Pte Ltd.
39.	PerkinElmer Instruments (Suzhou) Co., Ltd.	China	Wellesley B.V.
40.	PerkinElmer Management (Shanghai) Co., Ltd.	China	PerkinElmer Singapore Pte Ltd.
41.	Perten Instruments (Beijing) Co., Ltd.	China	Perten Instruments AB
42.	Shanghai Haoyuan Biotech Co., Ltd.	China	PerkinElmer Holding Luxembourg S.à r.l.
43.	Suzhou Sym-Bio Lifescience Co., Ltd.	China	PerkinElmer Healthcare Diagnostics (Shanghai) Co., Ltd.
44.	PerkinElmer Danmark A/S	Denmark	Wallac Oy
45.	PerkinElmer Finland Oy	Finland	Wallac Oy
46.	PerkinElmer Investments Ky	Finland	PerkinElmer Finance Luxembourg S.à r.l.[5]
47.	PerkinElmer Oy	Finland	Wellesley B.V.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
48.	Wallac Oy	Finland	PerkinElmer Oy
49.	Bio Evolution SAS	France	EUROIMMUN France SAS
50.	EUROIMMUN France SAS	France	EUROIMMUN Medizinische Labordiagnostika AG
51.	PerkinElmer SAS	France	PerkinElmer Nederland B.V.
52.	Perten Instruments France SASU	France	Perten Instruments AB
53.	SOCOMA-PERTEN SAS	France	PerkinElmer SAS
54.	EUROIMMUN Medizinische Labordiagnostika AG	Germany	PerkinElmer Germany Diagnostics GmbH
55.	PerkinElmer Cellular Technologies Germany GmbH	Germany	PerkinElmer LAS (Germany) GmbH
56.	PerkinElmer chemagen Technologie GmbH	Germany	PerkinElmer Cellular Technologies Germany GmbH
57.	PerkinElmer Germany Diagnostics Financing GmbH	Germany	PerkinElmer Diagnostics Global Holdings S.à r.l.
58.	PerkinElmer Germany Diagnostics GmbH	Germany	PerkinElmer Global Diagnostics S.à r.l.
59.	PerkinElmer LAS (Germany) GmbH	Germany	PerkinElmer Germany Diagnostics Financing GmbH
60.	Perten Instruments GmbH	Germany	Perten Instruments AB
61.	PerkinElmer (Hong Kong) Ltd.	Hong Kong	PerkinElmer Holdings, Inc.
62.	Orchid Biomedical Systems Pvt Ltd.	India	Tulip Diagnostics Pvt Ltd.
63.	PerkinElmer Health Sciences Pvt Ltd.	India	PerkinElmer IVD Pte Ltd. (91%)[6]
64.	PerkinElmer (India) Pvt Ltd.	India	PerkinElmer Singapore Pte Ltd. [7]
65.	Tulip Diagnostics Pvt Ltd.	India	PerkinElmer Holding Luxembourg S.à r.l. (99%)[8]
66.	PerkinElmer (Ireland) Ltd.	Ireland	Wellesley B.V.
67.	PerkinElmer Israel Ltd.	Israel	PerkinElmer Holding Luxembourg S.à r.l.
68.	EUROIMMUN Italia Diagnostica Medica S.r.l.	Italy	EUROIMMUN Medizinische Labordiagnostika AG
69.	Perkin Elmer Italia SpA	Italy	Wellesley B.V.
70.	Perten Instruments Italia Srl	Italy	Perten Instruments AB
71	PerkinElmer Japan Co. Ltd.	Japan	PerkinElmer Life Sciences International Holdings (97%)[9]
72	Perkin Elmer Yuhan Hoesa	Korea	PerkinElmer International C.V.
73	PerkinElmer Diagnostics Global Holdings S.à r.l.	Luxembourg	PerkinElmer Global Holdings S.à r.l.
74	PerkinElmer Finance Luxembourg S.à r.l.	Luxembourg	PerkinElmer Holding Luxembourg S.à r.l.
75	PerkinElmer Global Diagnostics S.à r.l.	Luxembourg	PerkinElmer Global Financing S.à r.l.
76	PerkinElmer Global Financing S.à r.l.	Luxembourg	PerkinElmer Global Holdings S.à r.l.
77	PerkinElmer Global Holdings S.à r.l.	Luxembourg	PerkinElmer Holdings, Inc.
78	PerkinElmer Holding Luxembourg S.à r.l.	Luxembourg	PerkinElmer Diagnostics Global Holdings S.à r.l.
79	Perkin Elmer Sdn. Bhd.	Malaysia	PerkinElmer International C.V.
80	Perkin Elmer de Mexico, S.A.	Mexico	PerkinElmer Holdings, Inc.[10]
81	Delta Instruments B.V.	Netherlands	PerkinElmer Health Sciences B.V.
82	PerkinElmer Health Sciences B.V.	Netherlands	PerkinElmer Life Sciences International Holdings
83	PerkinElmer International C.V.	Netherlands	PerkinElmer Global Holdings S.à r.l.[11]
84	PerkinElmer Nederland B.V.	Netherlands	Wellesley B.V.
85	Wellesley B.V.	Netherlands	PerkinElmer Holding Luxembourg S.à r.l.
86	PerkinElmer Norge AS	Norway	Wallac Oy
87	Perkin-Elmer Instruments (Philippines) Corporation	Philippines	PerkinElmer Holdings, Inc.
88	EUROIMMUN Polska Spólka z o.o.	Poland	EUROIMMUN Medizinische Labordiagnostika AG
89	PerkinElmer Polska Sp zo.o.	Poland	Wellesley B.V.
90	PerkinElmer Shared Services Sp zo.o.	Poland	Wellesley B.V.
91	EUROIMMUN Portugal Unipessoal Lda.	Portugal	EUROIMMUN Medizinische Labordiagnostika AG
92	EUROIMMUN (South East Asia) Pte Ltd.	Singapore	EUROIMMUN Medizinische Labordiagnostika AG
93	PerkinElmer IVD Pte Ltd.	Singapore	Wallac Oy
94	PerkinElmer Singapore Pte Ltd.	Singapore	PerkinElmer International C.V.
95	EUROIMMUN Medical Laboratory Diagnostics South Africa (Pty) Ltd.	South Africa	EUROIMMUN Medizinische Labordiagnostika AG
96	PerkinElmer South Africa (Pty) Ltd.	South Africa	Wellesley B.V.
97	EUROIMMUN Diagnostics España, S.L.U.	Spain	EUROIMMUN Medizinische Labordiagnostika AG
98	Integromics, S.L.	Spain	PerkinElmer España, S.L.
99	PerkinElmer España, S.L.	Spain	Wellesley B.V.
100	PerkinElmer Sverige AB	Sweden	Wallac Oy
101	PerkinElmer Sweden Health Sciences Holdings AB	Sweden	Perten Instruments AB
102	Perten Instruments AB	Sweden	PerkinElmer Holding Luxembourg S.à r.l.(73%)[12]
103	Vanadis Diagnostics AB	Sweden	Perten Instruments AB
104	EUROIMMUN Schweiz AG	Switzerland	EUROIMMUN Medizinische Labordiagnostika AG
105	PerkinElmer (Schweiz) AG	Switzerland	Wellesley B.V.
106	PerkinElmer Taiwan Corporation	Taiwan	PerkinElmer Holding Luxembourg S.à r.l.

	Name of Company	State or Country of Incorporation or Organization	Name of Parent
107	PerkinElmer Limited	Thailand	PerkinElmer, Inc.
108	Özmen Tibbi Laboratuar Teshisleri A.S.	Turkey	EUROIMMUN Medizinische Labordiagnostika AG
109	PerkinElmer Sağlık ve Çevre Bilimleri Ltd.	Turkey	PerkinElmer Holding Luxembourg S.à r.l.
110	EUROIMMUN UK Ltd.	United Kingdom	EUROIMMUN Medizinische Labordiagnostika AG
111	PerkinElmer LAS (UK) Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
112	PerkinElmer Life Sciences International Holdings	United Kingdom	PerkinElmer Health Sciences, Inc.
113	PerkinElmer Ltd.	United Kingdom	PerkinElmer (UK) Holdings Ltd.
114	PerkinElmer (UK) Holdings Ltd.	United Kingdom	Wellesley B.V.
___________________________

[1]	PerkinElmer Health Sciences, Inc. owns 2%.

[2]	PerkinElmer Holdings, Inc. owns a de minimus share.

[3]	PerkinElmer Holdings, Inc. owns 1%; PerkinElmer Health Sciences, Inc. owns a de minimus share.

[4]	PerkinElmer Holdings, Inc. owns 32%.

[5]	PerkinElmer Holding Luxembourg S.à r.l. owns a de minimus share.

[6]	Surendra Genetic Laboratory & Research Centre Pvt Ltd. owns 9%.

[7]	Wellesley B.V. owns a de minimus share.

[8]	Individual shareholders own 1%.

[9]	Wallac Oy owns 3%.

[10]	PerkinElmer, Inc. owns a de minimus share.

[11]	PerkinElmer CV Holdings, LLC owns 1%.

[12]	PerkinElmer International C.V. 27%.